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                         SUBSIDIARIES OF THE REGISTRANT

                                                                    EXHIBIT 21.1

                        ZAPATA CORPORATION SUBSIDIARIES

NAME                                                          PLACE OF INCORPORATION
----                                                          ----------------------
Energy Industries, Inc......................................  Delaware
Omega Protein Corporation...................................  Nevada
Zap Corporation.............................................  Nevada
Zap.Com Corporation.........................................  Nevada
Zapata Acquisition Corporation..............................  Delaware
Zapata Exploration Company..................................  Delaware
Zapata Off-Shore Company....................................  Delaware
Zapata North Sea, Inc.......................................  Panama
Zapata Overseas Capital Corporation.........................  Delaware
Zapata Services Corporation.................................  Delaware
Zapata Tankships, Inc.......................................  Delaware
Zap.Internet Corporation....................................  Nevada

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